                                                                    EXHIBIT 23.1

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of Nanogen, Inc., as amended, of our report dated January 26, 2001 with respect to the consolidated financial statements of Nanogen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




/s/ Ernst & Young, LLP

San Diego, California
June 14, 2001